EXHIBIT 99.1

Interim Consolidated Financial Statements for

NEXT IT CORPORATION

September 30, 2017

TABLE of CONTENTS

PAGE

Consolidated Financial Statements
Consolidated balance sheets (unaudited)	1-2
Consolidated statements of operations (unaudited)	3
Consolidated statements of stockholders’ deficit (unaudited)	4
Consolidated statements of cash flows (unaudited)	5-6
Notes to consolidated financial statements	7-23

NEXT IT CORPORATION
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

ASSETS

	September 30,	December 31,
	2017	2016
CURRENT ASSETS
Cash and cash equivalents	$448,457	$2,898,148
Accounts receivable	2,131,335	1,205,206
Unbilled receivables	1,176,401	438,501
Prepaid expenses and other	219,625	471,429

Total current assets	3,975,818	5,013,284

EQUIPMENT AND LEASEHOLD IMPROVEMENTS
Computer equipment	1,084,703	1,073,905
Furniture and equipment	396,408	396,408
Computer software	143,200	143,200
Capitalized leases, computer hardware	1,375,700	1,375,700
Airline language model	409,185	409,185

	3,409,196	3,398,398
Less accumulated depreciation and amortization	(3,055,263)	(2,756,211)

	353,933	642,187

Patent application costs, net	1,177,353	977,616
Other assets	—	25,994

	1,177,353	1,003,610

	$5,507,104	$6,659,081

See accompanying notes.                                     1
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NEXT IT CORPORATION
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

LIABILITIES AND STOCKHOLDERS' DEFICIT

	September 30,	December 31,
	2017	2016
CURRENT LIABILITIES
Accounts payable	$1,058,340	$404,607
Accrued liabilities	921,349	867,622
Stockholder advances	675,966	—
Accrued compensation and benefits	591,191	770,044
Current portion of deferred revenue	3,359,038	4,258,992
Current portion of capital lease obligations	145,895	242,728
Current portion of debt	9,250,000	—

Total current liabilities	16,001,779	6,543,993

Deferred revenue, less current portion	—	51,195
Capital lease obligations, less current portion	185,346	275,073
Debt, less current portion, net of issuance costs	12,801,938	20,931,934
Deferred rent liability	252,211	240,243

Total liabilities	29,241,274	28,042,438

COMMITTMENTS AND CONTINGENCIES (Note 13)

STOCKHOLDERS' DEFICIT
Controlling interest
Common stock, no par value; 50,000,000 shares authorized,
15,529,930 and 15,619,930 shares issued and outstanding,
at September 30, 2017 and December 31, 2016, respectively	23,127,059	23,234,714
Notes receivable	(19,664)	(130,458)
Additional paid-in capital	12,932,266	12,765,782
Accumulated deficit	(60,567,642)	(57,861,098)

Total controlling interest	(24,527,981)	(21,991,060)

Noncontrolling interest	793,811	607,703

Total stockholders' deficit	(23,734,170)	(21,383,357)

	$5,507,104	$6,659,081

See accompanying notes.                                     2
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NEXT IT CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenue
Software licenses and consulting services	$3,953,651	$2,761,362	$10,098,115	$7,029,544
Maintenance and other	870,519	1,116,431	2,658,649	3,658,808

Total revenues	4,824,170	3,877,793	12,756,764	10,688,352

Operating expenses	4,688,795	5,520,442	13,703,950	16,131,453

Income (loss) from operations	135,375	(1,642,649)	(947,186)	(5,443,101)

Other (income) expense
Interest income	(22,074)	(31,779)	(102,655)	(91,724)
Interest expense, including amortization
of debt issuance costs	552,587	489,693	1,646,985	2,116,723
Other	2,194	(236,602)	26,236	(338,696)

Total other expenses	532,707	221,312	1,570,566	1,686,303

Net loss	(397,332)	(1,863,961)	(2,517,752)	(7,129,404)

Less income (loss) attributable to noncontrolling interest	90,395	(3,754)	188,792	(11,023)

Net loss attributable to controlling interest	$(487,727)	$(1,860,207)	$(2,706,544)	$(7,118,381)

See accompanying notes.                                     3
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NEXT IT CORPORATION
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT (UNAUDITED)

	Controlling Interest
				Additional			Total
	Common Stock		Notes	Paid-in	Accumulated	Noncontrolling	Stockholders'
	Shares	Amounts	Receivable	Capital	Deficit	Interest	Deficit

Balance, January 1, 2016	14,825,826	$21,481,194	$(162,074)	$12,264,640	$(49,463,483)	$561,235	$(15,318,488)

Net loss	—	—	—	—	(8,397,615)	(21,462)	(8,419,077)
Payments on notes receivable from stockholders	21,730	21,926	1,616	—	—	—	23,542
Stock items
Stock repurchase	(10,000)	(30,000)	30,000	—	—	—	—
Stock options exercised	50,000	62,500	—	—	—	—	62,500
Stock and units granted for services	100,000	232,000	—	—	—	40,120	272,120
Stock and units granted in debt financings	632,374	1,467,094	—	—	—	27,810	1,494,904
Warrants issued in debt financings	—	—	—	146,125	—	—	146,125
Stock-based compensation expense	—	—	—	355,017	—	—	355,017

Balance, December 31, 2016	15,619,930	23,234,714	(130,458)	12,765,782	(57,861,098)	607,703	(21,383,357)

Net income (loss)	—	—	—	—	(2,706,544)	188,792	(2,517,752)
Payments and accrued interest on
notes receivable from stockholders	—	(11,692)	898	—	—	—	(10,794)
Stock items
Stock returned due to default on notes
receivable from stockholders	(90,000)	(95,963)	109,896	(13,516)	—	(2,684)	(2,267)
Stock-based compensation expense	—	—	—	180,000	—	—	180,000

Balance, September 30, 2017	15,529,930	$23,127,059	$(19,664)	$12,932,266	$(60,567,642)	$793,811	$(23,734,170)

See accompanying notes.                                     4
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NEXT IT CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	September 30,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(2,517,752)	$(7,129,404)
Adjustments to reconcile net loss to net cash from operating activities
Depreciation and amortization	312,556	448,295
Amortization of debt issuance costs	291,682	731,571
Cancellation of stockholder notes receivable	(13,061)	—
Interest expense capitalized to debt	646,769	300,500
Stock-based compensation expense	180,000	247,640
Stock granted for services	—	232,000
Units granted for services	—	205,745
Gain on units granted for services and debt financings	—	(341,749)
Changes in assets and liabilities
Accounts receivable	(926,129)	362,418
Unbilled receivables	(737,900)	(207,909)
Prepaid expenses and other	251,804	(249,267)
Other assets	25,994	104,780
Accounts payable	653,733	(172,594)
Accrued liabilities	232,246	338,909
Accrued compensation and benefits	(178,853)	(98,361)
Deferred revenue	(951,149)	(391,296)
Deferred rent	11,968	48,713

Net cash from operating activities	(2,718,092)	(5,570,009)

CASH FLOWS FROM INVESTING ACTIVITES
Purchases of equipment	(10,798)	(94,210)
Capitalized patent application costs	(213,241)	(191,989)

Net cash from investing activities	(224,039)	(286,199)

See accompanying notes.                                     5
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NEXT IT CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	September 30,
	2017	2016

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from new borrowings	$—	$15,000,000
Payoff debt	—	(12,000,000)
Short-term advances from stockholders	979,000	2,500,000
Principal payments on short-term advances from stockholders	(300,000)	(1,400,000)
Principal payments on capital lease obligations	(186,560)	(200,407)
Principal payments received on stockholder notes receivable	—	9,994
Stock options exercised	—	62,500

Net cash from financing activities	492,440	3,972,087

NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,449,691)	(1,884,121)

CASH AND CASH EQUIVALENTS, beginning of year	2,898,148	3,791,678

CASH AND CASH EQUIVALENTS, end of year	$448,457	$1,907,557

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Interest paid	$520,757	$1,084,652

NONCASH INVESTING AND FINANCING ACTIVITIES

Accrued interest capitalized to debt	$181,553	$167,645

Acquisition of assets under lease	$—	$81,525

Issuance of stock, units and warrants capitalized as debt issuance costs	$—	$1,780,780

Conversion of short-term advances from stockholders, and accrued interest, into debt	$—	$3,609,137

See accompanying notes.                                     6
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NEXT IT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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Note 1 – Description of Operations and Summary of Significant Accounting Policies

Operations – Next IT Corporation (Next IT or Company) was incorporated as an S Corporation in 2002, in the state of Washington and converted into a C Corporation on January 1, 2008. The Company is headquartered in Spokane, Washington, and is one of the world's largest providers of Intelligent Virtual Assistants. The Company's main product, Alme, creates Intelligent Virtual Assistants for businesses and organizations that redefine customer service through technology.

As a single solution, Alme accurately understands and interprets users’ natural language questions and delivers exact results. Alme leverages an organization's entire asset and resource portfolio through multiple service channels such as the web, contact center, intranet, mobile devices, and more with accuracy, scalability, and operational efficiency.

The Company complements its software offerings with professional services including design, implementation, technical support, and maintenance.

Basis of presentation – The consolidated balance sheet as of September 30, 2017, the consolidated statements of operations for both the three and nine months ended September 30, 2017 and 2016, the consolidated statements of stockholders’ deficit for the nine months ended September 30, 2017, and the consolidated statements of cash flows for the nine months ended September 30, 2017 and 2016, are unaudited. In the opinion of management, all adjustments (which include only normal recurring adjustments) considered necessary to present fairly the financial position, results of operations, and cash flows of the Company for the periods presented have been made. The information as of December 31, 2016 and for the year then ended is derived from the Company’s audited consolidated financial statements.

Principles of consolidation – The consolidated financial statements include the accounts of the Company and its subsidiaries, which are described in Note 2 of the consolidated financial statements. All intercompany accounts and transactions have been eliminated in the consolidation process.

Use of estimates – The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and disclosure of contingent liabilities. Significant estimates include assumptions about the elements of a software arrangement, the projected number of hours to complete a project, the establishment of vendor-specific objective evidence (VSOE), recoverability of assets, the valuation of equity instruments, and stock-based compensation. Actual results could differ from management's estimates and assumptions.

Accounts and unbilled receivables – Accounts receivables include outstanding invoices issued to customers according to the terms of the Company’s contractual arrangements. Unbilled receivables are recorded when revenue is recognized prior to the invoicing date. The Company reviews accounts receivable regularly to determine if any receivable will be potentially uncollectible. Historically, the Company has been able to collect all accounts receivable, and there has been no bad debt expense. Therefore, no allowance for doubtful accounts has been established at September 30, 2017 or December 31, 2016.

Equipment and leasehold improvements, net – Equipment and leasehold improvements are recorded at historical cost, net of accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Computer equipment is depreciated over three to five years, computer software and language models over three years and furniture and equipment over five to seven years. Leasehold improvements are amortized over the shorter of the estimated useful life of the improvement or the term of the related lease. Expenditures for additions are capitalized and expenditures for maintenance and repairs are expensed as incurred. Gains and losses from the disposal of property and equipment are reflected in the consolidated statements of operations in the year of disposition.

Depreciation and amortization expense was $112,458 and $143,399 for the three months periods ended September 30, 2017 and 2016, respectively, and $299,052 and $437,272 for the nine month periods ended September 30, 2017 and 2016, respectively.

Patent application costs, net – The Company capitalizes its patent application costs, including registration, documentation, and other legal fees associated with the application. Once an application has been accepted and filed, the related costs are amortized, by the straight-line method, over its estimated useful or statutory life, whichever is shorter.

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NEXT IT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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Valuation of long-lived assets – The Company, using its best estimates based on reasonable and supportable assumptions and projections, reviews assets for impairment whenever events or changes in circumstances have indicated the carrying amount of its assets might not be recoverable. At September 30, 2017 and December 31, 2016, no assets were impaired.

Debt issuance costs – Costs associated with obtaining debt financing are capitalized and amortized over the term of the respective loans.

Advertising – The cost of advertising is expensed as incurred. Advertising expense was $99,691 and $138,760 for the three-month periods ended September 30, 2017 and 2016, respectively and $192,104 and $481,653 for the nine-month periods ended September 30, 2017 and 2016, respectively.

Revenue recognition – Next IT derives revenue from the sale and license of software licenses, professional services, software maintenance contracts and hosting contracts.

Software license revenues include term licenses and transaction based licenses, which are specific to a certain use or channel of the Company's software. Term licenses grant the Company's customers the right to use the Company’s software for a specified period of time.

Professional service revenues include consulting fees earned from helping customers populate a language model with customer specific information, refining the language model, and implementation and training services.

Maintenance and hosting revenues are earned by providing customers with rights to software product updates, maintenance releases and hosting services over the term of the maintenance and hosting periods.

Revenue is recognized when there is persuasive evidence of an arrangement, delivery of the product has occurred, the fee is fixed or determinable, and collectability is probable. If any of these criteria are not met, revenue recognition is deferred until such time as all of the criteria are met.

Revenues from software arrangements involving multiple elements, such as licenses, support services, and professional services, are allocated to each element based on the relative fair values of these elements and revenue is recognized when each element’s revenue recognition criteria are met. The fair value of an element must be based on VSOE of fair value. Evidence of the fair value of each element is based on the price charged when the element is sold separately. If VSOE of fair value cannot be established for an undelivered element of an arrangement, the entire amount of revenue from the arrangement is deferred and is generally recognized ratably over the maintenance term.

For arrangements including a software license and maintenance, Next IT recognizes the related maintenance revenues as a separate unit of accounting over the contractual maintenance term. All other deliverables sold initially with the software license are essential to the functionality of the software and are recognized together under contract accounting using the percentage of completion method. The Company measures percentage of completion based on the hours charged to date compared to the total estimated hours.

The Company also provides ongoing professional services after the inception of the software arrangement. In these cases, the Company generally recognizes consulting revenue as the services are delivered as the services are not essential to the functionality of the software.

Research and development and software development costs – The Company has not capitalized any software development costs because the timing of each product release has coincided with the product reaching technological feasibility. Research and development costs consisting primarily of salaries and benefits, occupancy, consulting fees, and related costs, are expensed as incurred. The total of research and development costs were approximately $700,000 and $1,100,000 for the three-month periods ended September 30, 2017 and 2016, respectively, and $1,900,000 and $3,300,000 for the nine-month periods ended September 30, 2017 and 2016, respectively.

Comprehensive income – Net income was equal to comprehensive income for each of the periods presented.

Stock-based compensation – The Company estimates the fair value of share-based payment awards using the Black-Scholes option-pricing model. Compensation expense is recognized for all share-based payment awards made to employees and directors

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NEXT IT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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using a straight-line method, generally over a service period of four years. Compensation expense for share-based payments made to nonemployees is recognized over the period in which services are provided. In addition, the fair value of share-based payments made to nonemployees is remeasured at each reporting date and compensation expense is adjusted to the current fair value until the services are completed.

Concentration of credit risk – Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts and unbilled receivables. At times, the Company maintains bank balances in excess of federally insured limits. The Company has credit risk related to the collectability of accounts receivable. Next IT performs initial and ongoing evaluations of its customers’ financial position and generally extends credit on account without collateral.

At September 30, 2017, there were four customers that individually comprised 10% or more of total Company accounts and unbilled receivables. Together, these customers comprised 69% of accounts and unbilled receivables. At December 31, 2016, there were three customers that individually comprised 10% or more of total Company accounts and unbilled receivables. Together, these customers comprised 58% of accounts and unbilled receivables.

During the three-month period ended September 30, 2017, there were two customers that individually comprised 10% or more of total Company revenues. Together, these customers accounted for 32% of total revenues during the period. During the three-month period ended September 30, 2016, there were two customers that individually comprised 10% or more of total Company revenues. Together, these customers accounted for 30% of total revenues during the period.

During the nine-month period ended September 30, 2017, there was one customer that individually comprised 10% or more of total Company revenues. This customer accounted for 19% of total revenues during the period. During the nine-months ended September 30, 2016, there were three customers that individually comprised 10% or more of total Company revenues. Together, these customers accounted for 39% of total revenues for the period.

Contingencies – A loss contingency is recorded if it is probable that an asset has been impaired or a liability has been incurred and the amount of the loss can be reasonably estimated. The Company assesses, among other factors, the probability of an adverse outcome and the ability to make a reasonable estimate of the ultimate loss.

Income taxes – Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the consolidated financial statement and tax basis of assets and liabilities at the applicable enacted tax rates. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The realizability of the deferred tax assets is evaluated by assessing the valuation allowance and by adjusting the amount of such allowance, if necessary. The factors used to assess the likelihood of realization include the forecast of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets. The Company recognizes interest and penalties related to income tax matters in income tax expense. No interest or penalties related to income tax were recorded for the three-month or nine-month periods ended September 30, 2017 or 2016.

Variable interest entities (VIE) – A qualitative approach is required to identify a controlling financial interest in a VIE and an ongoing assessment is required to determine whether an interest in a VIE makes the holder the primary beneficiary of the VIE (see Note 2).

Presentation of sales tax – The Company collects applicable sales tax from nonexempt customers and remits the entire amount to the state. The Company’s accounting policy is to exclude the tax collected and remitted to the state from sales.

Recent accounting pronouncements – ASU No. 2016-02 establishes a new lease accounting model. Under the new guidance, which becomes effective January 1, 2020, for calendar-year nonpublic entities, lessees will be required to recognize so-called right-of-use assets and liabilities for most leases having lease terms of 12 months or more. However, lease expense will be recognized on the income statement in a manner similar to existing requirements.

ASU No. 2014-09, provides guidance concerning recognition and measurement of revenue. In addition, significant additional disclosures are required about the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The new rules, under GAAP, which become effective for nonpublic entities in calendar year 2019, will replace virtually all existing revenue guidance, including most industry-specific guidance.

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NEXT IT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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The Company is currently evaluating the impact of these ASUs and has not yet implemented them.

Going concern – The Company adopted the provisions of FASB Accounting Standards Codification (ASC) 205, Subtopic 40, Presentation of Financial Statements—Going Concern, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. ASC 205 extends the responsibility for performing the going concern evaluation to management based on relevant conditions and events that are known and reasonably knowable at the time the financial statements are issued. ASC 205 also extends the period for which management must consider whether there is substantial doubt about the entity's ability to continue as a going concern to one year after the date the financial statements are issued.

Subsequent events – Subsequent events are events or transactions that occur after the date of the balance sheet but before the consolidated financial statements are issued. The Company recognizes in the consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the consolidated financial statements. The Company’s consolidated financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the date of the balance sheet and before the consolidated financial statements are issued.

Next IT has evaluated subsequent event transactions for potential recognition or disclosure in the consolidated financial statements through March 5, 2018, the date the consolidated financial statements were available to be issued. See Note 14.

Note 2 - Consolidated Subsidiaries and Variable Interest Entities

NextSentry Corporation (NextSentry) – The Company owns 100% of the outstanding common stock of NextSentry, a company established to develop, market, and sell intelligent desktop security software applications. Certain former stockholders of NextSentry hold rights to receive 5% of quarterly revenues generated from the sale of nonexclusive software licenses for NextSentry’s products or in respect of the core technology on which the technology is based (royalties), to be paid on a quarterly basis, up to an aggregate maximum of $1,000,000. If there is a change in control in the Company or certain other funding events, as defined, the Company may cancel its obligation to make these payments and elect to (1) pay $250,000 in total or (2) pay a total of 5% of the trailing 12 months of gross revenues collected for licenses and services in respect of NextSentry’s current software application.

During 2015, Next IT cancelled all NextSentry customer contracts and is currently in the process of legally dissolving the entity. There were no royalties paid in 2017 or 2016.

SPKN Assistencia Virtual LTDA (SPKN) – The Company has an exclusive agreement with HelpWin Technologia E Participacoes LTDA (HelpWin), a Brazilian Company, to distribute and license Next IT software to entities headquartered in Brazil. Next IT entered into this distribution agreement through a wholly owned Brazilian subsidiary, SPKN, which was established specifically for this purpose. Services are provided to Brazilian customers in one of two ways:

HelpWin acts as the administrator and manages customer contracts under the legal name and responsibility of HelpWin. Fifty percent of the net profits generated under this arrangement are to be paid to SPKN as a dividend and recorded as software licenses and consulting services revenue. The majority of contracts with Brazilian customers are under this arrangement.

SPKN acts as the administrator and manages customer contracts under the legal name and responsibility of SPKN. Under this arrangement, SPKN records 100% of the gross contract revenue and related costs. Fifty percent of the net profits generated under this arrangement are to be paid to HelpWin as a dividend. Only one Brazilian customer contract is under this arrangement.

In May 2017, the Company restructured its agreement with HelpWin. With an effective date of January 1, 2017, Next IT began licensing the applicable intellectual property (IP) to HelpWin for an annual fee. As part of this new agreement, SPKN was sold to HelpWin for no additional consideration. Accordingly, SPKN was deconsolidated as of January 1, 2017.

Next IT Innovations Lab, LLC (Innovations Lab) – Innovations Lab was formed in 2015 to own and manage Next IT’s IP. At the time of formation, Innovations Lab was wholly owned by Next IT and all IP was contributed by Next IT to Innovations Lab. Effective December 31, 2015, approximately 74% of the ownership units in Innovations Lab were distributed to Next IT’s shareholders. This distribution was recorded at the book value of the IP.

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NEXT IT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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Next IT retained ownership of approximately 26% and is the single largest unit holder. Next IT determined it is the primary beneficiary of Innovations Lab because it has the power to direct activities that most significantly impact the economic performance of Innovations Lab. Accordingly, the accounts of Innovations Lab remained consolidated. See Note 3 for detail of the assets held by Innovations Lab. Innovations Lab generated revenues of approximately $212,000 and recorded net income of $90,000 during the three-month period ended September 30, 2017, and generated revenues of approximately $212,000 and recorded a net loss of $5,000 during the three-month period ended September 30, 2016. Innovations Lab generated revenues of approximately $638,000 and recorded net income of $189,000 during the nine-month period ended September 30, 2017, and generated revenues of approximately $638,000 and recorded a net loss of $16,000 during the nine-month period ended September 30, 2016.

During 2016, Next IT granted approximately 9% of its ownership in Innovations Labs for services ($242,118) and debt financings ($167,561). Next IT recorded a gain of $341,749 on the granted units. Next IT’s ownership was approximately 17% at September 30, 2017 and December 31, 2016.

Note 3 - Patent Application Costs, Net

The gross carrying amount and accumulated amortization of patent application costs are as follows:

	September 30, 2017
	Weighted-
	Average	Gross	Accumulated
	Useful Life	Asset	Amortization	Net

Patent application costs, filed	16.7	$234,150	$26,122	$208,028
Licensed patent	5.9	27,277	11,526	15,751
Patent application costs, in process		953,574	—	953,574

		$1,215,001	$37,648	$1,177,353

	December 31, 2016
	Weighted-
	Average	Gross	Accumulated
	Useful Life	Asset	Amortization	Net

Patent application costs, filed	16.4	$154,198	$16,076	$138,122
Licensed patent	5.9	27,277	8,068	19,209
Patent application costs, in process		820,285	—	820,285

		$1,001,760	$24,144	$977,616

Future amortization of patent application costs is as follows:

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NEXT IT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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Remainder of 2017	$4,688
2018	18,750
2019	18,750
2020	18,750
2021	14,908
Thereafter	147,933

$223,779

Amortization of intangible assets was $4,688 and $3,754 for the three-month periods ended September 30, 2017 and 2016, respectively, and $13,504 and $11,023 for the nine-month periods ended September 30, 2017 and 2016, respectively.

Note 4 - Notes Receivable From, and Payable to, Stockholders

The Board of Directors (Board) approved a resolution to offer full recourse loans at market interest rates to certain holders of the Company’s nonqualified stock options for the purpose of enabling them to exercise all or a portion of their vested nonqualified options. The total face value of the outstanding notes is presented as contra-equity.

Throughout 2017 and 2016, various unsecured short-term advances were made to the Company by certain stockholders. These are presented as stockholder advances on the consolidated balance sheets and are charged interest at a rate of 10%. A summary of the activity is as follows:

Balance, January 1, 2016	$2,464,603

Principal and interest payments on short-term
advances from stockholders	(1,409,479)
Short-term advances from stockholders	2,500,000
Accrued Interest	54,013
Conversion of stockholder advances into Convertible Debt B	(3,609,137)

Balance, December 31, 2016	$—

Short-term advances from stockholders	979,000
Principal and interest payments on short-term
advances from stockholders	(303,034)

Balance, September 30, 2017	$675,966

In 2015, the Board offered accelerated vesting to certain option holders who exercised their outstanding options prior to the distribution of Innovations Labs’ ownership units to Next IT’s shareholders on December 31, 2015 (see Note 2).

Many of the options exercised in 2015 were via nonrecourse loans. Because nonrecourse loans are treated as options for accounting purposes, the issuance of these shares is not reflected in the consolidated financial statements. See Note 8 for a reconciliation of the number of legally issued shares to these consolidated financial statements.

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NEXT IT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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Note 5 - Accrued Compensation and Benefits

Accrued compensation and benefits consist of the following:

	September 30,	December 31,
	2017	2016

Payroll and related taxes	$393,791	$477,738
Sales commissions and related taxes	197,400	292,306

	$591,191	$770,044

Sales commissions accrue when the customer is invoiced and the Company pays commissions after payment of the invoice is received from the customer.

Note 6 - Debt

A summary of the debt balances as of September 30, 2017 and December 31, 2016, and the activity is as follows:

	Convertible	Convertible	Term	Bridge	WTB
	Debt A	Debt B	Debt	Debt	Loan	Total

Balance at January 1, 2016, net of debt issuance costs	$2,095,562	$—	$—	$—	$11,396,250	$13,491,812

New Proceeds	—	6,800,000	5,250,000	1,500,000	—	13,550,000
New Proceeds from related parties	—	—	1,000,000	1,500,000	—	2,500,000
Conversion of stockholder advances	—	3,609,137	—	—	—	3,609,137
Record debt issuance costs	—	(1,580,935)	(98,545)	(101,300)	—	(1,780,780)
Payoff WTB debt	—	—	—	—	(12,000,000)	(12,000,000)
Expense debt issuance costs	—	158,093	24,638	101,300	603,750	887,781
Capitalize interest	167,645	506,339	—	—	—	673,984

Balance at December 31, 2016, net of debt issuance costs	$2,263,207	$9,492,634	$6,176,093	$3,000,000	$—	$20,931,934

Expense debt issuance costs	—	237,140	54,542	—	—	291,682
Capitalize interest	181,553	646,769	—	—	—	828,322

Balance at September 30, 2017, net of debt issuance costs	$2,444,760	$10,376,543	$6,230,635	$3,000,000	$—	$22,051,938

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NEXT IT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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On June 25, 2015, the Company entered into a one-year financing agreement with Washington Trust Bank (WTB) for $12,000,000 and used the proceeds to extinguish its outstanding debt with Union Bay Capital (UBC). The Company was required to pay all unpaid scheduled interest amounts that would have become due to UBC through June 20, 2016; this amounted to $1,000,000.

The loan with WTB called for monthly interest-only payments, at 3.25%, through maturity and a balloon payment of $12,000,000 on June 25, 2016. The loan with WTB was personally guaranteed by the CEO of the Company and one of its investors, contained financial covenants, and was secured by all of the Company’s assets.

The WTB loan was paid in full at maturity with proceeds of new debt.

Convertible debt A – In 2014, the Company issued $2,000,000 of convertible debt A. The convertible notes accrue interest on the unpaid principal at 8% and are mandatorily convertible to shares of common stock upon reaching the fifth anniversary of the note with a cash option for interest. Any unpaid interest is capitalized to the convertible note's principal balance on January 1 of each year. The note may be voluntarily converted to shares of common stock at any time before the fifth anniversary of the note. The stated conversion price is $2.50. In the event of a default, as defined in the agreement, the entire unconverted principal and interest becomes immediately due. The note is secured by substantially all assets of the Company. Accrued, but uncapitalized, interest expense related to convertible debt A was $146,284 at September 30, 2017, and is included in accrued liabilities. The $181,553 that was accrued, but uncapitalized, at December 31, 2016, was capitalized to principal on January 1, 2017.

Convertible debt B – The convertible debt B issued in 2016 accrues interest at 8.0%, is compounded annually, and is mandatorily convertible to shares of common stock upon reaching the fifth anniversary of the note. The notes may be voluntarily converted into shares of common stock at any time before the fifth anniversary. The conversion rate is $3.00 per share. In the event of a default, as defined in the agreement, the entire unconverted principal and interest become immediately due. The notes are secured by substantially all assets of the Company and are subordinated to the term debt, convertible debt A and the capital lease obligations.

Included with each convertible debt B note, are shares of Next IT common stock and units of Innovations Lab. The total number of shares of Next IT common stock granted was 632,374. The approximate ownership of the units of Innovations Lab granted was 2.5%. The fair value of these shares and units is recorded as a debt discount and is being amortized over the five-year term of convertible debt B.

Term debt – All notes are due June 30, 2018. Under certain circumstances, the maturity date may be extended by one additional year. The notes require quarterly interest only payments, at 8.0%, through maturity and are secured by substantially all assets of the Company.

Included with each term loan is a warrant to purchase shares of Next IT’s common stock for $3.00 per share. The total number of warrants included with the issuance of the term loans is 104,170. The fair value of these warrants is recorded as a debt discount and is being amortized over the two-year term of the loans.

Bridge debt – The bridge debt was intended to be short-term financing until Next IT secured sufficient additional capital, via either equity or debt, to repay the lenders. Interest was being charged at a rate of 8%.

Included with each bridge loan were units of Innovations Lab and warrants to purchase shares of Next IT’s common stock for $3.00 per share. The approximate ownership of the units of Innovations Lab granted was 1.2%. The total number of warrants included with the issuance of the term loans is 50,000. The fair value of these warrants and units is recorded as a debt discount and was recognized immediately as interest expense.

In 2017, the lenders converted the outstanding principal balance ($3,000,000) into the term debt instrument described above. At the time of the conversion, the lenders received 50,000 additional warrants to purchase shares of Next IT’s common stock for $3.00 per share. Accordingly, this debt has been classified as current at September 30, 2017.

Future maturities of the outstanding debt as of September 30, 2017, are as follows:

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NEXT IT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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	Convertible	Convertible	Term	Bridge
	Debt A	Debt B	Debt	Debt	Total

Remainder of 2017	$—	$—	$—	$—	$—
2018	—	—	6,250,000	3,000,000	9,250,000
2019	—	—	—	—	—
2020	2,444,760	—	—	—	2,444,760
2021	—	11,562,246	—	—	11,562,246

	2,444,760	11,562,246	6,250,000	3,000,000	23,257,006

Less: unamortized debt issuance costs	—	(1,185,703)	(19,365)	—	(1,205,068)

	$2,444,760	$10,376,543	$6,230,635	$3,000,000	$22,051,938

Note 7 - Income Taxes

At September 30, 2017, the Company had net operating loss and research and development tax credit carryforwards of approximately $41.6 million and $1.1 million, respectively. At December 31, 2016, the Company had net operating loss and research and development tax credit carryforwards of approximately $39.3 million and $1.1 million, respectively. The carryforwards will begin to expire in 2028. The Company’s ability to utilize the carryforwards is dependent on generating sufficient taxable income prior to their expiration. Due to the uncertainty of the utilization of these carryforwards, the Company established a full valuation allowance. The increase in the valuation allowance for deferred tax assets was approximately $765,000 during the nine-month period ended September 30, 2017.

Current tax laws impose substantial restrictions on the utilization of research and development credits as well as net operating loss carryforwards in the event of an ownership change, as defined by Section 382 of the Internal Revenue Code (IRC). Due to the significant complexity and related cost associated with a Section 382 study, the Company has not completed an analysis to assess whether an ownership change has occurred, or whether there have been multiple ownership changes since the Company’s formation. As a result, the net operating losses and research credits could be subject to substantial limitation in accordance with Section 382 of the IRC.

The Company had no uncertain tax positions or material unrecognized tax benefits as of September 30, 2017 or December 31, 2016. Also, during the nine-month period ended September 30, 2017 and during the year ended December 31, 2016, the Company did not record any accrued interest or penalties related to uncertain tax positions.

The effects of temporary differences and carryforwards that give rise to deferred taxes are as follows:

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NEXT IT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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	September 30,	December 31,
	2017	2016

Deferred tax assets
Net operating loss carryforwards	$14,136,416	$13,378,635
Tax credit carryforwards	1,133,913	1,133,913
Stock-based compensation	366,644	366,644
Deferred revenue	110,228	338,466
Other	353,772	220,084

Total deferred tax asset	16,100,973	15,437,742

Deferred tax liabilities
Prepaid expenses and other	124,583	140,296
Property and equipment	—	85,646

Total deferred tax liability	124,583	225,942

Net deferred tax asset	15,976,390	15,211,800
Less valuation allowance	(15,976,390)	(15,211,800)

Net deferred tax asset	$—	$—

Note 8 - Stockholders' Deficit

The Company is authorized to issue one class of stock to be designated as common stock. The Company has authorized common stock of 50 million shares. A reconciliation of the number of legally issued shares to these consolidated financial statements is as follows:

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NEXT IT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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		Outstanding	Activity on	Activity on
	Legally	for Accounting	Nonrecourse	Nonrecourse
	Outstanding	Purposes	Loans (shares)	Loans ($)

Outstanding, January 1, 2016	17,903,176	14,825,826	3,077,350	$6,572,874

Principal payments received	—	21,730	(21,730)	(21,926)
Other purchases and exercises	772,374	772,374	—	—

Outstanding, December 31, 2016	18,675,550	15,619,930	3,055,620	$6,550,948

Accrued interest	—	—	—	11,692
Other purchases, exercises and returns	(906,186)	(90,000)	(816,186)	(1,885,271)

Outstanding, September 30, 2017	17,769,364	15,529,930	2,239,434	$4,677,369

The Company has reserved shares of common stock for the following purposes:

	September 30,	December 31,
	2017	2016

Stock option plan
Options issued and outstanding	3,103,313	3,988,638
Shares available under the stock option plan	1,712,033	826,708
Mandatorily convertible debt	4,543,775	4,543,775
Warrants issued and outstanding	1,783,797	1,783,797

	11,142,918	11,142,918

Note 9 - Stock-Based Compensation Expense

The Company has a Stock Option Plan (Plan) that authorizes the grant of both incentive stock options and nonqualified stock options to employees, directors, and consultants. All options granted have a 10-year term and generally vest and become exercisable over 4 years of continued employment or service as defined in each option agreement. The Board determines the option exercise price and grants stock options at an exercise price equal to the fair value of the common stock on the date of grant.

During the three-month periods ended September 30, 2017 and 2016, the Company recorded employee stock-based compensation expense of approximately $60,000 and $88,000, respectively. During the nine-month periods ended September 30, 2017 and 2016, the Company recorded employee stock-based compensation expense of approximately $180,000 and $248,000, respectively. These amounts were classified in the consolidated statements of operations as operating expenses. There was no nonemployee stock-based compensation expense during the three-month or nine-month periods ended September 30, 2017 and 2016.

At September 30, 2017, unrecognized stock-based compensation expense related to unvested stock options was approximately $110,000 and is expected to be recognized on a straight-line basis over the weighted-average remaining service period of

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NEXT IT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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approximately 1.7 years.

In determining the fair value of stock options granted to employees, the following assumptions were used in the Black-Scholes option pricing model for the year ended December 31:

2016

Risk-free interest rates	1.1% - 1.6%
Expected term (in years)	6
Dividend rate	None
Volatility	55.0%

In determining the fair value of stock options and warrants granted to nonemployees, the following assumptions were used in the Black-Scholes option-pricing model for the year ended December 31:

2016

Risk-free interest rates	1.0% - 2.1%
Contractual or Expected term (in years)	5 - 9
Dividend rate	None
Volatility	55.0%

Summaries of the assumptions shown above are as follows:

Risk-free interest rate – The Company bases the risk-free interest rate on the implied yield currently available in U.S. Treasury securities at maturity with an equivalent term.

Expected term – The Company estimates the weighted average expected life of the options to employees, following the permitted simplified method, as the midpoint between the vesting date and the end of the contractual term of the awards, since the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term. The actual contractual term was used for purposes of estimating the expected term for nonemployees.

Dividend rate – The Company has not declared or paid dividends in the past and does not currently expect to do so in the foreseeable future.

Volatility – There is minimal trading activity in Next IT stock and, as such, volatility represents management’s best estimate of future volatility based on reviewing the average volatility of stock prices for similar publicly traded companies.

A summary of Next IT employee and nonemployee stock option activity is as follows:

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NEXT IT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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	Shares	Options	Weighted-
	Available	Issued and	Average	Intrinsic
	Under Plan	Outstanding	Exercise Price	Value

Outstanding, January 1, 2016	961,133	3,925,943	$2.24	$1,387,075

Granted	(253,000)	253,000	$2.50	—
Cancelled	118,575	(118,575)	$2.15	59,750
Exercised	—	(71,730)	$1.18	82,054

Outstanding, December 31, 2016	826,708	3,988,638	$2.28	$1,061,729

Cancelled	885,325	(885,325)	$2.37	$121,107

Outstanding, September 30, 2017	1,712,033	3,103,313	$2.22	$1,036,922

Exercisable, September 30, 2017		2,994,313	$2.21	$1,036,922

The weighted-average remaining contractual life of options exercisable at September 30, 2017, was 2.4 years. The weighted-average fair value of options granted during the year ended December 31, 2016 was $1.18. No options were granted during 2017.

The following information summarizes the Company’s employee and nonemployee stock options outstanding at September 30, 2017:

		Weighted-		Weighted-	Number of
		Average	Number of	Average	Options
	Number of	Remaining	Options	Remaining	Exercised via
Exercise	Options	Contractual	Available for	Contractual	Nonrecourse
Price	Outstanding	Life (Years)	Exercise	Life (Years)	Loans

$1.00	—	—	—	—	400,786
$1.25	—	—	—	—	474,658
$2.50	1,062,600	4.12	953,600	3.84	828,000
$3.00	68,700	0.20	68,700	0.20	111,902
$3.25	69,500	2.11	69,500	2.11	42,500
$6.00	43,667	0.89	43,667	0.89	1,000

	1,244,467		1,135,467		1,858,846

Note 10 - Other Equity Instruments

Warrants – A summary the Company’s warrants outstanding as of September 30, 2017, is as follows:

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NEXT IT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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					Estimated
					Grant Date
			Exercise Price	Warrants	Fair Value per
Issue Date	Reason for Grant	Expiration	per Share	Outstanding	Warrant

November 30, 2010	$3 million financing	November 30, 2017	$2.50	90,000	$1.41
September 1, 2011	Sales incentive	September 1, 2021	$2.50	20,000	$1.68
July 11, 2012	Sales incentive	July 11, 2019	$2.50	100,000	$1.37
December 21, 2012	$1 million additional financing	December 21, 2019	$2.50	100,000	$1.38
January 31, 2013	Sales incentive	January 31, 2020	$2.50	500,000	$1.39
December 2, 2013	Short-term advances	December 2, 2023	$2.50	43,800	$1.32
December 27, 2013	Short-term advances	December 27, 2023	$2.50	58,686	$1.33
May 27, 2014	Payoff royalty debt	May 27, 2021	$2.50	223,414	$1.42
May 28, 2014	Short-term advances	May 28, 2024	$2.50	303,946	$1.31
February 18, 2015	Short-term advances	February 18, 2025	$2.50	145,985	$1.31
May 18, 2015	Short-term advances	May 18, 2025	$2.50	43,796	$1.31
June 14, 2016	Term debt incentive	June 14, 2021	$3.00	50,001	$0.95
June 20, 2016	Term debt incentive	June 20, 2021	$3.00	33,334	$0.95
June 22, 2016	Bridge debt incentive	June 22, 2021	$3.00	50,000	$0.95
June 28, 2016	Term debt incentive	June 28, 2021	$3.00	4,167	$0.94
July 15, 2016	Term debt incentive	July 15, 2021	$3.00	8,334	$0.95
December 13, 2016	Term debt incentive	December 13, 2021	$3.00	8,334	$0.97

Convertible securities – The Company issued convertible securities (CS) to certain individuals (Holders) as follows:

		Original
Issue Date	Reason for Grant	Investment

December 2014	Investment	$2,000,000
June 2015	Personal guaranty of debt	$600,000
June 2015	Personal guaranty of debt	$600,000
September 2015	Investment	$1,000,000

Each CS has an 8% cumulative dividend. The Holders shall not be entitled, as CS Holders, to vote or receive dividends or be deemed Holders of the Company’s capital stock for any purpose. The CS will remain outstanding in perpetuity if it is not settled in one of the following ways:

•
In the event of a qualified financing, as defined in the CS agreements, the CS will automatically convert into shares of preferred stock issued in such qualified financing. The number of preferred shares to be issued is equal to the

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NEXT IT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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conversion amount (sum of original investment plus an 8% cumulative dividend) divided by the conversion price (the lesser of (i) the price obtained by dividing (a) $60,000,000 by (b) the fully diluted capitalization as of immediately prior to the qualified financing or (ii) eighty percent (80%) of the price per share paid by the other purchasers of preferred stock in such qualified financing).

•
If the Board has authorized a class of preferred stock and either (a) a qualified financing does not occur within five years or (b) upon a change of control, as defined in the CS agreements, prior to a qualified financing or an optional conversion, where the consideration paid is all cash, the Holders may voluntarily convert the CS into shares of preferred stock. The number of preferred shares to be issued is equal to the conversion amount (as defined above) divided by an amount equal to (i) $60,000,000 divided by (ii) the fully diluted capitalization as of immediately prior to the conversion.

•
Upon a change of control, as defined in the CS agreements, prior to a qualified financing or an optional conversion, where the consideration paid is other than all cash, the Holders may elect one of the following:

◦
To convert, immediately prior to such change of control, the CS into shares of the Company’s common stock. The number of shares to be issued is equal to the conversion amount (as defined above) divided by an amount equal to (i) $60,000,000 divided by (ii) the fully diluted capitalization as of immediately prior to the conversion.

◦
To receive consideration having a value, as determined in good faith by the Company’s Board, equal to the conversion amount (as defined above) on the date of the change of control. The consideration shall be issued to the Holders before any proceeds from the change of control are distributed or otherwise paid to any holders of the Company’s stock or other equity securities.

Under no circumstances can the Holders require the Company to repay or to settle the CS. Accordingly, the CS have been classified as equity contributions. The invested amounts are shown as additional paid in capital on the consolidated balance sheets.

Note 11 - Employee Savings Plan

On January 1, 2007, the Company adopted a profit-sharing plan (PS Plan) under Section 401(k) of the Internal Revenue Code. This PS Plan covers substantially all employees of the Company who meet minimum age and service requirements and allows for participants to defer a portion of their annual compensation on a pre-tax basis or post-tax basis through the Roth option. The Company has the ability to make matching and discretionary contributions to the PS Plan. During the three - and nine-month periods ended September 30, 2017 and 2016, no contributions were made to the PS Plan.

Note 12 - Capital Lease Obligations

The Company has entered into capital lease agreements for computer hardware. The assets being leased are reported as part of equipment and leasehold improvements on the consolidated balance sheets and include the following capitalized amounts:

	September 30,	December 31,
	2017	2016

Computer hardware	$1,375,700	$1,375,700
Less accumulated depreciation	(1,210,172)	(971,352)

Net capitalized amount	$165,528	$404,348

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NEXT IT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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Amortization expense related to the capitalized assets was $79,607 and $86,581 for the three-month periods ended September 30, 2017 and 2016, respectively, and $238,820 and $259,745 for the nine-month periods ended September 30, 2017 and 2016, respectively. The following is a schedule, by year, of future lease payments for the capital leases, together with the present value of the net minimum lease payments:

Remainder of 2017	$46,032
2018	121,113
2019	107,525
2020	62,723

Total contractual payments	337,393

Less amount representing interest	(6,152)

Present value of minimum lease payments	$331,241

Current portion	$145,895
Long-term portion	185,346

Total present value of obligations under capital leases	$331,241

Note 13 - Commitments and Contingencies

Operating leases – The Company leases office space in Spokane Valley, Washington. The lease includes a three-month holiday and requires escalating payments through expiration on December 31, 2025. The balance of the deferred rent liability is presented on the consolidated balance sheets. The Company has the option to extend the term of the lease for four successive periods of five years each.

Rent expense totaled $241,020 and $212,453 for the three-month periods ended September 30, 2017 and 2016, respectively, and $704,894 and $634,781 for the nine-month periods ended September 30, 2017 and 2016, respectively.

Future aggregate minimum payments, as of September 30, 2017, are as follows:

Remainder of 2017	$174,539
2018	698,154
2019	698,154
2020	710,402
2021	749,352
Thereafter	3,113,032

$6,143,633

Litigation – The Company is not aware of any pending legal proceedings that individually or in the aggregate would have a material adverse effect on the Company’s business, operating results, or financial conditions. The Company may in the future be party to

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NEXT IT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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litigation arising in the ordinary course of business. Such claims, even with no merit, could result in the expenditure of significant financial and managerial resources.

Note 14 - Subsequent Events

On December 19, 2017, Verint Systems Inc. completed the acquisition of all of the outstanding equity interests in the Company and Innovation Labs (collectively, “Next IT”) from the holders thereof. The purchase price consisted of $29.5 million of cash paid at closing, subject to certain adjustments, and potential additional future cash payments of up to $21.5 million, contingent on the achievement of certain milestones and performance targets over the period from closing through January 31, 2021. A portion of the purchase price and opportunity to receive future cash payments was used to satisfy outstanding indebtedness of Next IT.

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